    As filed with the Securities and Exchange Commission on February 1, 2000

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MTI TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                              95-3601802
---------------------------------                            -------------------
 (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                            4905 EAST LA PALMA AVENUE
                            ANAHEIM, CALIFORNIA 92807
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                            1996 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                              (Full Title of Plans)


                                  DALE R. BOYD
              VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                           MTI TECHNOLOGY CORPORATION
                            4905 EAST LA PALMA AVENUE
                            ANAHEIM, CALIFORNIA 92807
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                 (714) 970-0300
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                 -------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                 Amount            Proposed Maximum       Proposed Maximum           Amount Of
  Title Of Securities             To Be             Offering Price       Aggregate Offering        Registration
    To Be Registered           Registered            Per Share (1)            Price (1)                 Fee
-----------------------------------------------------------------------------------------------------------------
  Common Stock, $.001
    par value per share      925,079 shares             $29.09             $26,910,548.11            $7,104.38
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on January 27, 2000.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-18501) relating to the 1996 Stock Incentive Plan of MTI Technology Corporation (the "Registrant"), and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Commission are incorporated by reference herein:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 3, 1999, which includes audited financial statements for the Registrant's latest fiscal year.

        (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in
(a) above.

        (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed February 15, 1994 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

    4.4     1996 Stock Incentive Plan. Incorporated by reference to Exhibit
            10.46 of the Registrant's Quarterly Report on Form 10-Q for the period ended October 6, 1996.

    5.1     Opinion of Morrison & Foerster LLP

   23.1     Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

   23.2     Consent of KPMG LLP.

   24.1     Power of Attorney (See page II-3).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on January 27, 2000.

                                             MTI TECHNOLOGY CORPORATION


                                             By: /s/ Dale R. Boyd
                                                 -------------------------------
                                                 Dale R. Boyd
                                                 Senior Vice President, Finance
                                                 and Administration and Chief
                                                 Financial Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Edward M. Pearlman and Dale R. Boyd, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                             Title                               Date
           ---------                             -----                               ----
  /s/ Thomas P. Raimondi, Jr.          President, Chief Executive              January 27, 2000
------------------------------------   Officer and Director
      Thomas P. Raimondi, Jr.          (principal executive officer)

  /s/ Dale R. Boyd                     Senior Vice President, Finance          January 27, 2000
------------------------------------   and Administration and Chief
      Dale R. Boyd                     Financial Officer (principal
                                       financial officer)

  /s/ Stephanie M. Braun               Vice President, Corporate               January 27, 2000
------------------------------------   Controller and Chief
      Stephanie M. Braun               Accounting Officer (principal
                                       accounting officer)

           Signature                             Title                               Date
           ---------                             -----                               ----
  /s/ Raymond J. Noorda                   Chairman of the Board                January 27, 2000
-----------------------------------
      Raymond J. Noorda


  /s/ Val Kreidel                         Director                             January 27, 2000
-----------------------------------
      Val Kreidel


  /s/ Al Melrose                          Director                             January 27, 2000
-----------------------------------
      Al Melrose


  /s/ John Repp                           Director                             January 27, 2000
-----------------------------------
      John Repp

                                  EXHIBIT INDEX

                                                                                      SEQUENTIAL
     EXHIBIT NUMBER                             DESCRIPTION                             PAGE NO.
     --------------                            -----------                            ----------
          4.4             1996 Stock Incentive Plan. Incorporated by reference to
                          Exhibit 10.46 of the Registrant's Quarterly Report on
                          Form 10-Q for the period ended October 6, 1996.                  *

          5.1             Opinion of Morrison & Foerster LLP.                              6

         23.1             Consent of Morrison & Foerster LLP (included in
                          Exhibit 5.1).                                                    6

         23.2             Consent of KPMG LLP.                                             7

         24.1             Power of Attorney (See page II-3).                              3-4